Exhibit 10.1

LIMITED WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT AND AMENDED AND RESTATED MANAGEMENT FEE
SUBORDINATION AGREEMENT

This LIMITED WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDED AND RESTATED MANAGEMENT FEE SUBORDINATION AGREEMENT (this “Amendment”) is entered into as of September 3, 2019, by and among the Lenders, COMVEST CAPITAL IV, L.P., as agent for the Lenders (the “Agent”), VINTAGE STOCK, INC., a Missouri corporation (the “Borrower”), and acknowledged and agreed to by VINTAGE STOCK AFFILIATED HOLDINGS LLC, a Nevada limited liability company and sole equity holder of the Borrower (the “Parent”), and, other than with respect to Sections 2, 3, 8(a) and 12 of this Amendment, LIVE VENTURES INCORPORATED, a Nevada corporation (the “Sponsor”).

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Lenders from time to time party thereto and Agent are party to that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Agent, the Sponsor, Parent and the Borrower are party to that certain Amended and Restated Management Fee Subordination Agreement, dated as of June 7, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Management Fee Subordination Agreement”);

WHEREAS, Sponsor entered into to that certain Limited Guaranty, dated as of June 7, 2018 in favor of Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Sponsor Guaranty”);

WHEREAS, the Borrower has failed to comply with (x) Section 5.15 of the Credit Agreement for the Fiscal Quarter ending June 30, 2019, which resulted in an Event of Default under Section 7.01(d) of the Credit Agreement (the “Debt Contribution Default”), and (y) Section 6.18(b) of the Credit Agreement for the Fiscal Quarter ending June 30, 2019, which resulted in an Event of Default under Section 7.01(c) of the Credit Agreement (the “Leverage Ratio Default” and, together with the Debt Contribution Default, the “Specified Events of Default”); and

WHEREAS, the Borrower (i) proposes to make certain amendments to the Credit Agreement and the Management Fee Subordination Agreement and (ii) requests that the Agent and Lenders waive the Specified Events of Default, and the Agent and the Lenders are willing to agree to make such amendments and waive the Specified Events of Default, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Defined Terms. Each capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the Credit Agreement as amended hereby.

2.      Limited Waiver. Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 5, the Agent and Required Lenders hereby irrevocably waive the Specified Events of Default and all rights and remedies under the Credit Agreement and the other Loan Documents arising as a result of the occurrence and continuance of the Specified Events of Default; provided that nothing contained herein shall in any way (i) waive, release, modify or limit any Loan Party’s obligations to otherwise comply with all terms and conditions of any or all of the Credit Agreement (after giving effect to this Amendment) and the other Loan Documents or (ii) waive, release, modify, hinder, restrict or otherwise limit any or all of Agent’s or any Lender’s rights, remedies and privileges thereunder following the occurrence of any Default or Event of Default under the Credit Agreement, other than with respect to the Specified Events of Default.

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3.      Amendments to Credit Agreement.

(a)       Section 5.15 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“Section 5.15 Seller Subordinated Debt Contributions. Cause Sponsor to make each Seller Subordinated Debt Contribution to the Parent for so long as any Seller Subordinated Debt is outstanding, for application in accordance with the Seller Debt Subordination Agreement; provided, that if the Senior Leverage Ratio is less than 2.25:1.00 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.04(b), the Sponsor shall not be required to make, and the Loan Parties shall not be required to cause the Sponsor to make, any Seller Subordinated Debt Contribution to the Parent until such time as the Senior Leverage Ratio is greater than or equal to 2.25:1.00 as of the last day of any subsequent Fiscal Quarter.”

(b)       Section 6.18(b) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“(b)     Minimum EBITDA. At all times that the Senior Leverage Ratio is greater than or equal to 1.50:1.00, permit EBITDA for the twelve (12) month period ending on the last day of any Fiscal Quarter to be less than $11,500,000.”

(c)       The table set forth in Section 6.18(c) of the Credit Agreement is hereby amended by replacing such table with the table set forth below:

Fiscal Quarter Ending	Senior Leverage Ratio
June 30, 2018 and September 30, 2018	2.85:1.00
December 31, 2018	2.65:1.00
March 31, 2019	2.60:1.00
June 30, 2019	2.40:1.00
September 30, 2019	2.40:1.00
December 31, 2019	2.40:1.00
March 31, 2020	2.20:1.00
June 30, 2020	2.10:1.00
September 30, 2020	2.05:1.00
December 31, 2020	1.85:1.00
March 31, 2021	1.60:1.00
June 30, 2021 and each Fiscal Quarter thereafter	1.55:1.00

(d)       Section 6.18(f) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“(f)      Maximum New Store Openings. Establish more than five (5) new retail locations of the Loan Parties in any consecutive twelve (12)-month period; provided, that no Loan Party may establish any new retail location if, at the time such location is established, the Borrower is not in compliance on a pro forma basis with the covenants set forth in this Section 6.18 (recomputed as of the most recently ended Fiscal Quarter for which financial statements have been provided pursuant to Section 5.04(b)).”

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4.      Amendments to Management Fee Subordination Agreement.

(a)         Section 1 of the Management Fee Subordination Agreement is hereby amended by amending and restating the definition “Standstill Period” to read as follows:

““Standstill Period” shall mean the period beginning on the Closing Date and ending such time as all of the following conditions have been satisfied (the “Leverage Conditions” and the date the Leverage Conditions are satisfied, the “Leverage Conditions Date”): (i) the Senior Leverage Ratio as of the last day of any Fiscal Quarter is less than 2.25:1.00 and (ii) the Borrower has delivered to the Senior Agent an officer’s certificate executed by the Chief Executive Officer or Chief Financial Officer of the Borrower certifying as to the foregoing subclause (i) and setting forth in reasonable detail the calculation of the Senior Leverage Ratio as of such date; provided, that if after the Leverage Conditions Date, the Senior Leverage Ratio as of the last day of any Fiscal Quarter is greater than or equal to 2.25:1.00, the Leverage Conditions shall no longer be satisfied as of such day.”

(b)        The proviso at the end of Section 2(b)(ii) of the Management Fee Subordination Agreement is hereby amended to read as follows:

“1. (A) no Default or Event of Default has occurred and is continuing or would result from any such Subordinated Payment and (B) both before and after giving pro forma effect to any such Subordinated Payment, the Loan Parties are in compliance with the financial covenants set forth in Section 6.18 of the Credit Agreement;

2. after giving pro forma effect to any such Subordinated Payment, Liquidity is greater than or equal to $1,000,000;

3. the aggregate amount of all Subordinated Payments made in any Fiscal Quarter cannot exceed $125,000; and

4. the Borrower shall deliver to the Senior Agent an officer’s certificate executed by the Chief Executive Officer or Chief Financial Officer of the Borrower certifying as to the foregoing subclauses (i) and (ii) and setting forth in reasonable detail the calculation of Liquidity on a pro forma basis after giving effect to each such Subordinated Payment.”

5.      Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof (the date such conditions precedent are satisfied, the “First Amendment Effective Date”):

(a)       Agent (or its counsel) shall have received, in form and substance satisfactory to Agent:

(i)	this Amendment duly executed by the Agent, the Lenders party hereto, the Borrower, Parent and Sponsor;

(ii)	a certificate of the Secretary of State or other appropriate governmental official of the jurisdiction of incorporation or formation, as applicable, of each Loan Party, dated reasonably prior to the First Amendment Effective Date, stating that such Person is duly formed and in good standing in such jurisdiction; and

(iii)	evidence that the Borrower has paid to the Agent (i) an amendment fee in the amount of $60,608.97 and (ii) all other fees, expenses and reimbursement amounts due and payable to the Agent and Lenders (and reasonable evidence of which has been provided to Borrower) have been paid.

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(b)       The representations and warranties in this Amendment shall be true and correct on and as of the date hereof.

(c)       As of the date hereof and after giving effect to the waiver set forth in Section 2, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

(d)       As of the date hereof, no Material Adverse Effect shall have occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment.

(e)       Agent shall have received such other information, documents, instruments or approvals as Agent or its counsel may reasonably request.

6.      Sponsor Guaranty. Agent, each Lender, each Loan Party and the Sponsor each hereby acknowledge and agree that, as of the First Amendment Effective Date, the Sponsor’s Guaranty of the Guaranteed Obligations under Section 1 shall terminate; provided, that the foregoing termination of the Guaranteed Obligations shall have no effect on the Sponsor’s obligations under Section 26 of the Sponsor Guaranty and the Sponsor hereby reaffirms its obligations under Section 26 of the Sponsor Guaranty.

7.      Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.      Representations and Warranties.

(a)        Each Loan Party hereby represents and warrants to Agent and each Lender that:

(i)        at the time of and immediately after giving effect to this Amendment, all representations and warranties set forth in the Loan Documents are true and correct in all respects on and as of the date of this Amendment, in each case before (other than any such representations and warranties expressly addressed by the consents or the amendments contained herein) and after giving effect hereto, except to the extent made as of a specific date (in which case such representations and warranties shall be true and correct in all respects as of such date);

(ii)       the execution, delivery, and performance by such Loan Party of this Amendment (1) are within such Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party, (2) do not and will not violate (A) any provision of any Applicable Law or any order of any court or other agency of government, or (B) any provision of the Organic Documents of any such Loan Party, or any Contract to which such Loan Party is a party, or by which any such Loan Party or any assets or properties of any such Loan Party are bound, and (3) do not conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or except for any Lien in favor of Agent, for the benefit of Agent and the other Secured Persons, as may be provided in the Loan Documents, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower or any other Loan Party pursuant to, any such Organic Document, Contract or otherwise;

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(iii)       this Amendment constitutes such Loan Party’s valid and binding obligation, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws, or other similar laws affecting creditors’ rights and general principles of equity;

(iv)       this Amendment has been duly executed and delivered by such Loan Party; and

(v)       after giving effect to the limited waiver set forth in Section 2, no Default or Event of Default has occurred and is continuing.

(b)       Sponsor represents and warrants to Agent and each Lender that:

(i)        at the time of and immediately after giving effect to this Amendment, all representations and warranties of the Sponsor set forth in the Loan Documents are true and correct in all respects on and as of the date of this Amendment, in each case before (other than any such representations and warranties expressly addressed by the consents or the amendments contained herein) and after giving effect hereto, except to the extent made as of a specific date (in which case such representations and warranties shall be true and correct in all respects as of such date);

(ii)        the execution, delivery, and performance by Sponsor of this Amendment (1) are within such Sponsor’s powers and have been duly authorized by all necessary action on the part of the Sponsor, (ii) do not and will not violate (A) any provision of any Applicable Law or any order of any court or other agency of government, or (B) any provision of the Organic Documents of Sponsor, or any Contract to which Sponsor is a party, or by which Sponsor or any assets or properties of Sponsor are bound, and (iii) do not conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under any such Organic Document, Contract or otherwise;

(iii)       this Amendment constitutes Sponsor’s valid and binding obligation, enforceable against Sponsor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws, or other similar laws affecting creditors’ rights and general principles of equity; and

(iv)       this Amendment has been duly executed and delivered by Sponsor.

9.      Entire Agreement; Effect of Amendment. This Amendment, and the terms and provisions hereof, and the documents referenced herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. There are no oral agreements among the parties pertaining to the subject matter hereof. The Credit Agreement and the other Loan Documents (as amended hereby) shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not, except as expressly set forth herein, operate as a consent to, as a waiver of or as an amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, in each case, as in effect prior to the date hereof. To the extent any terms or provisions of this Amendment conflict with those of Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a “Loan Document” for all purposes.

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10.     Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.     Reaffirmation. Each of Loan Party and Sponsor hereby (a) acknowledges and reaffirms its obligations to Agent and each Lender under any Loan Document (as amended hereby) to which it is a party and (b) agrees that each of the Loan Documents (as amended, modified or waived hereby) to which it is a party shall remain in full force and effect.

12.    Ratification of Security Interests and Liens. Each Loan Party hereby confirms and agrees that: (a) all security interests and Liens granted to the Agent pursuant to the Loan Documents continue in full force and effect and (b) all Collateral remains free and clear of any Liens other than Liens in favor of Agent and other Permitted Liens. Nothing herein contained is intended to impair the validity, priority and extent of Agent’s security interest in and Liens upon the Collateral.

13.    Further Assurances. Each party hereto agrees to take such action and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as may be reasonably necessary to carry out the intent of this Amendment.

14.    Miscellaneous.

(a)       Upon the effectiveness of this Amendment, each reference in the Credit Agreement or the Management Fee Subordination Agreement, as applicable, to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement or the Management Fee Subordination Agreement, as applicable, shall mean and refer to the Credit Agreement or the Management Fee Subordination Agreement, as applicable, as amended by this Amendment.

(b)      Upon the effectiveness of this Amendment, each reference in any Loan Document to the “Credit Agreement” or “Management Fee Subordination Agreement” as applicable, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement or the Management Fee Subordination Agreement, as applicable, shall mean and refer to the Credit Agreement or the Management Fee Subordination Agreement, as applicable, as amended by this Amendment.

(c)       This Amendment shall not constitute a modification of the Credit Agreement or any other Loan Document or a course of dealing with Agent or any Lender at variance with the Credit Agreement such as to require further notice by Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein.

15.  RELEASE. IN CONSIDERATION OF THE AMENDMENTS CONTAINED HEREIN THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, EACH Loan Party AND SPONSOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND ITS OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION WHATSOEVER WHICH ANY SUCH PERSON MAY NOW HAVE OR CLAIM TO HAVE ON AND AS OF THE DATE HEREOF AGAINST ANY RELEASED PERSON, WHETHER PRESENTLY KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, CONTINGENT OR NON-CONTINGENT, AND OF EVERY NATURE AND EXTENT WHATSOEVER WITH RESPECT TO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, EXCEPT WITH RESPECT TO OBLIGATIONS UNDER THE LOAN DOCUMENTS TO BE PERFORMED BY ANY RELEASED PERSON AFTER THE DATE OF THIS AMENDMENT (COLLECTIVELY, “CLAIMS”). EACH Loan Party and SPONSOR EACH HEREBY REPRESENTS AND WARRANTS TO AGENT, DOCUMENTATION AGENT AND EACH LENDER THAT NO SUCH PERSON HAS GRANTED OR PURPORTED TO GRANT TO ANY OTHER PERSON ANY INTEREST WHATSOEVER IN ANY CLAIM, AS SECURITY OR OTHERWISE.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officer as of the day and year first written above.

COMVEST CAPITAL IV, L.P.
as Agent and a Lender
By: ComVest Capital IV Partners, L.P., its General Partner
By: ComVest Capital IV Partners UGP, LLC, its General Partner

By: /s/ Greg Reynolds
Name: Greg Reynolds
Title: Partner

COMVEST CAPITAL IV (LUXEMBOURG) MASTER FUND, SCSP,
as a Lender

By: Comvest Capital Advisors, LLC, as investment manager

By: /s/ Greg Reynolds
Name: Greg Reynolds
Title: Partner

VINTAGE STOCK, INC.,
as Borrower

By: /s/ Mark A. Szafranowski
Name: Mark A. Szafranowski
Title: Chief Financial Officer

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Acknowledged and Agreed:

VINTAGE STOCK AFFILIATED HOLDINGS LLC,
as Parent

By: /s/ Jon Isaac
Name: Jon Isaac
Title: President

LIVE VENTURES INCORPORATED,
as Sponsor

(other than with respect to Sections 2, 3, 8(a) and 12 of this Amendment)

By: /s/ Jon Isaac
Name: Jon Isaac
Title: President & CEO

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